Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Symmetry Holdings Inc.

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 3 Registration Statement on Form S-1/A and to the incorporation of our report dated October 13, 2006, on our audit of the financial statements of Symmetry Holdings Inc. for the period from April 26, 2006 (date of inception) through August 31, 2006.

/s/ Miller, Ellin and Company, LLP Miller, Ellin and Company, LLP

New York, New York
October 16, 2006